As filed with the Securities and Exchange Commission on July 1, 2024
Securities Act Registration No.
Investment Company Act Registration No. 811-05186
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PRE-EFFECTIVE AMENDMENT NO.
POST-EFFECTIVE AMENDMENT NO.
and/or
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
AMENDMENT NO. 204 (X)
Check appropriate box or boxes
ADVANCED SERIES TRUST
Exact name of registrant as specified in charter
655 Broad Street
Newark, New Jersey 07102
Address of Principal Executive Offices including Zip Code
1-800-225-1852
Registrant’s Telephone Number, Including Area Code
Andrew R. French
655 Broad Street
Newark, New Jersey 07102
Name and Address of Agent for Service
This Amendment No. 204 to the Registrant’s Registration Statement under the Investment Company Act of 1940 (the Amendment) only relates to the AST PGIM Fixed Income Central Portfolio, AST J.P. Morgan Fixed Income Central Portfolio, AST T. Rowe Price Fixed Income Central Portfolio and AST Target Maturity Central Portfolio (the Portfolios), each a series of the Registrant.
The Amendment is not intended to amend the current prospectuses and statements of additional information for the other series of the Registrant not included herein. Part A, Part B and Part C of the Registration Statement for the Portfolios, dated May 1, 2024, were previously filed in connection with Amendment No. 202 to the Registration Statement and are incorporated by reference into this Amendment to the Registrant Statement. In addition, the annual report for the Portfolios, which includes the Portfolios’ audited financial statements for the fiscal year ended December 31, 2023, is incorporated by reference into this Amendment.
This Amendment supplements the Statement of Additional Information of the Portfolios as follows:

ADVANCED SERIES TRUST

AST J.P. Morgan Fixed Income Central Portfolio

AST PGIM Fixed Income Central Portfolio

AST T. Rowe Price Fixed Income Central Portfolio

AST Target Maturity Central Portfolio

Supplement dated July 1, 2024 to the

Statement of Additional Information dated May 1, 2024, as supplemented (the SAI)

This supplement should be read and retained in conjunction with the SAI for the Advanced Series Trust (the Trust) relating to the AST J.P. Morgan Fixed Income Central Portfolio, AST PGIM Fixed Income Central Portfolio, AST T. Rowe Price Fixed Income Central Portfolio, and AST Target Maturity Central Portfolio (collectively, the Portfolios), a series of the Trust. The Portfolios may not be available under your variable contract. For more information about the portfolios available under your variable contract, please refer to your contract prospectus. Defined terms used herein that are not otherwise defined shall have the meanings given to them in the SAI.

A.The table in Part I of the SAI entitled “Fee Waivers & Expense Limitations” is revised to replace the information pertaining to the Portfolios with the following:

Fee Waivers & Expense Limitations
Portfolio	Fee Waiver and/or Expense Limitation
AST J.P. Morgan Fixed Income	The Manager has contractually agreed to waive a portion of its
Central Portfolio	management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s management fee plus other expenses (exclusive, in all cases, of brokerage, taxes (such as income and foreign withholding taxes, including stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.05% of the Portfolio’s average daily net assets through June 30,
2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Board.

AST PGIM Fixed Income Central	The Manager has contractually agreed to waive a portion of its
Portfolio	management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s management fee plus other expenses (exclusive, in all cases, of brokerage, taxes (such as income and foreign withholding taxes, including stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.05% of the Portfolio’s average daily net assets through June 30,
2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Board.

AST T. Rowe Price Fixed Income	The Manager has contractually agreed to waive a portion of its
Central Portfolio	management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s management fee plus other expenses (exclusive, in all cases, of brokerage, taxes (such as income and foreign withholding taxes,

ASTSAISUP2

Fee Waivers & Expense Limitations
Portfolio	Fee Waiver and/or Expense Limitation
including stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.05% of the Portfolio’s average daily net assets through June 30,
2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Board.

AST Target Maturity Central Portfolio	The Manager has contractually agreed to waive a portion of its management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s management fee plus other expenses (exclusive, in all cases, of brokerage, taxes (such as income and foreign withholding taxes, including stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.05% of the Portfolio’s average daily net assets through June 30,
2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Board.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

ASTSAISUP2

SIGNATURES
Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Newark, and State of New Jersey, on the July 1, 2024.
ADVANCED SERIES TRUST

Timothy S. Cronin*

Timothy S. Cronin, President
/s/ Melissa Gonzalez

Melissa Gonzalez
Attorney-in-Fact
July 1, 2024

POWER OF ATTORNEY
The undersigned, Susan Davenport Austin, Sherry S. Barrat, Jessica M. Bibliowicz, Kay Ryan Booth, Stephen M. Chipman, Timothy S. Cronin, Robert F. Gunia, Thomas M. O’Brien, Christian J. Kelly and Elyse McLaughlin, as directors/trustees and/or officers of each of the registered investment companies listed in Appendix A hereto hereby authorize Andrew French, Claudia DiGiacomo, Melissa Gonzalez, Patrick McGuinness, Debra Rubano, Devan Fogle and George Hoyt or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) and any and all supplements or other instruments in connection therewith, including Form N-PX, Forms 3, 4 and 5 for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

/s/ Susan Davenport Austin Susan Davenport Austin
/s/ Sherry S. Barrat Sherry S. Barrat
/s/ Jessica M. Bibliowicz Jessica M. Bibliowicz
/s/ Kay Ryan Booth Kay Ryan Booth
/s/ Stephen M. Chipman Stephen M. Chipman
/s/ Timothy S. Cronin Timothy S. Cronin
/s/ Robert F. Gunia Robert F. Gunia
/s/ Thomas M. O’Brien Thomas M. O’Brien
/s/ Christian J. Kelly Christian J. Kelly
/s/ Elyse McLaughlin Elyse McLaughlin

Dated: March 15, 2024

Appendix A
Advanced Series Trust
The Prudential Series Fund
Prudential’s Gibraltar Fund, Inc.